Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

Progressive is scheduled to hold a one-hour conference call to address questions on Wednesday, November 12, 2008, at 9:00 a.m. eastern time, subsequent to the posting of our Shareholders’ Report online and the filing of our Quarterly Report on Form 10-Q with the SEC. Registration for the teleconference and webcast will be available mid-October at http://investors.progressive.com/events.aspx.

PROGRESSIVE REPORTS SEPTEMBER RESULTS

MAYFIELD VILLAGE, OHIO — October 10, 2008 — The Progressive Corporation today reported the following results for September and the third quarter 2008:

	Month			Quarter
(millions, except per share amounts and ratios)	2008	2007	Change	2008	2007	Change
Net premiums written[1]	$1,024.3	$1,040.8	(2)%	$3,511.4	$3,483.2	1%
Net premiums earned	$1,051.6	$1,061.2	(1)%	$3,416.2	$3,461.8	(1)%
Net income (loss)	$(630.8)	$103.8	NM	$(684.2)	$299.2	NM
Per share[2]	$(.95)	$.15	NM	$(1.03)	$.42	NM
Pretax net realized gains (losses) on securities[1]	$(1,039.8)	$32.9	NM	$(1,373.4)	$58.5	NM
Combined ratio	98.7	94.8	3.9 pts.	95.1	93.7	1.4 pts.
Average equivalent shares[2]	666.4	701.8	(5)%	666.3	710.8	(6)%
NM = Not Meaningful
[1]See the “Monthly Commentary” for additional discussion.

[2]Since we reported a net loss for September and third quarter 2008, the calculated diluted earnings per share was antidilutive; therefore, basic earnings per share is disclosed. For September and third quarter 2007, diluted earnings per share is disclosed.

(in thousands)	September 2008	September 2007	Change
Policies in Force
Total Personal Auto	7,119.0	7,031.1	1%
Total Special Lines	3,400.6	3,140.4	8%
Total Commercial Auto	554.4	540.9	2%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

September 2008

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]

Net premiums written	$1,024.3

Revenues:
Net premiums earned	$1,051.6
Investment income	58.4
Net realized gains (losses) on securities	(1,039.8)	Includes $1.1 billion of write-downs on securities determined to have had other-than-temporary declines in market value. See the “Monthly Commentary” for further discussion.
Service revenues	1.1

Total revenues	71.3

Expenses:
Losses and loss adjustment expenses	812.0	Includes approximately $62 million, or 6 combined ratio points, of catastrophe losses related to Hurricanes Ike and Gustav.
Policy acquisition costs	104.4
Other underwriting expenses	121.7
Investment expenses	.6
Service expenses	3.2
Interest expense	11.4

Total expenses	1,053.3

Income (loss) before income taxes	(982.0)
Provision (benefit) for income taxes	(351.2)

Net income (loss)	$(630.8)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	666.4

Per share	$(.95)

Diluted:
Average shares outstanding	666.4
Net effect of dilutive stock-based compensation	6.2

Total equivalent shares	672.6

Per share[2]	$(.95)

[1]See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2007 audited consolidated financial statements included in our 2007 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

[2]Since we reported a net loss for September 2008, the calculated diluted earnings per share was antidilutive; therefore, basic earnings per share is disclosed.

The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	(4.2)%
Common stocks	(9.3)%
Total portfolio	(5.0)%

Pretax recurring investment book yield	5.0%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

September 2008 Year-to-Date

(millions – except per share amounts)

(unaudited)

	Year-to-Date
	2008	2007	% Change
Net premiums written	$10,512.5	$10,688.6	(2)

Revenues:
Net premiums earned	$10,217.4	$10,464.8	(2)
Investment income	488.6	514.8	(5)
Net realized gains (losses) on securities	(1,385.8)	75.2	NM
Service revenues	12.4	17.5	(29)

Total revenues	9,332.6	11,072.3	(16)

Expenses:
Losses and loss adjustment expenses	7,472.9	7,398.0	1
Policy acquisition costs	1,019.5	1,058.1	(4)
Other underwriting expenses	1,155.7	1,154.3	0
Investment expenses	6.4	10.3	(38)
Service expenses	16.5	15.3	8
Interest expense	102.8	74.1	39

Total expenses	9,773.8	9,710.1	1

Income (loss) before income taxes	(441.2)	1,362.2	NM
Provision (benefit) for income taxes	(211.9)	415.8	NM

Net income (loss)	$(229.3)	$946.4	NM

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	668.4	720.6	(7)

Per share	$(.34)	$1.31	NM

Diluted:
Average shares outstanding	668.4	720.6	(7)
Net effect of dilutive stock-based compensation	6.2	8.3	(25)

Total equivalent shares	674.6	728.9	(7)

Per share[1]	$(.34)	$1.30	NM

NM = Not Meaningful

[1]Since we reported a net loss for year-to-date September 2008, the calculated diluted earnings per share was antidilutive; therefore, basic earnings per share is disclosed. For year-to-date 2007, diluted earnings per share is disclosed.

The following table sets forth the investment results for the year-to-date period:

	2008	2007
Fully taxable equivalent total return:
Fixed-income securities	(7.0)%	4.5%
Common stocks	(19.0)%	9.8%
Total portfolio	(8.9)%	5.3%

Pretax recurring investment book yield	4.8%	4.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

September 2008

($ in millions)

(unaudited)

Current Month
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$540.0	$357.7	$897.7	$124.9	$1.7	$1,024.3
% Growth in NPW	(5)%	4%	(1)%	(5)%	NM	(2)%
Net Premiums Earned	$565.0	$349.6	$914.6	$135.2	$1.8	$1,051.6
% Growth in NPE	(3)%	4%	0%	(5)%	NM	(1)%

GAAP Ratios
Loss/LAE ratio	79.3	74.6	77.5	75.4	NM	77.2
Expense ratio	21.5	21.3	21.4	21.9	NM	21.5

Combined ratio	100.8	95.9	98.9	97.3	NM	98.7

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$4.0
Current accident year						(5.3)

Calendar year actuarial adjustment	$(.7)	$1.0	$.3	$(1.6)	$0	$(1.3)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$4.0
All other development						6.4

Total development						$10.4

Calendar year loss/LAE ratio						77.2

Accident year loss/LAE ratio						78.2

Statutory Ratios
Loss/LAE ratio						77.3
Expense ratio						21.5

Combined ratio						98.8

[1] Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses reported no underwriting profit or loss for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of losses in, such businesses.

[2] Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

September 2008 Year-to-Date

($ in millions) (unaudited)

Year-to-Date
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$5,661.6	$3,489.3	$9,150.9	$1,346.4	$15.2	$10,512.5
% Growth in NPW	(3)%	3%	(1)%	(6)%	NM	(2)%
Net Premiums Earned	$5,534.5	$3,336.2	$8,870.7	$1,331.1	$15.6	$10,217.4
% Growth in NPE	(4)%	2%	(2)%	(4)%	NM	(2)%

GAAP Ratios
Loss/LAE ratio	73.5	72.8	73.2	73.0	NM	73.1
Expense ratio	21.4	20.9	21.2	21.5	NM	21.3

Combined ratio	94.9	93.7	94.4	94.5	NM	94.4

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(37.2)
Current accident year						5.4

Calendar year actuarial adjustment	$(6.4)	$(8.8)	$(15.2)	$(16.8)	$.2	$(31.8)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(37.2)
All other development						5.3

Total development						$(31.9)

Calendar year loss/LAE ratio						73.1

Accident year loss/LAE ratio						72.8

Statutory Ratios
Loss/LAE ratio						73.2
Expense ratio						21.0

Combined ratio						94.2

Statutory Surplus						$4,642.7

NM = Not Meaningful

Policies in Force	September 2008	September 2007	Change
(in thousands)
Agency – Auto	4,348.1	4,459.2	(2)%
Direct – Auto	2,770.9	2,571.9	8%
Special Lines[3]	3,400.6	3,140.4	8%

Total Personal Lines Business	10,519.6	10,171.5	3%

Commercial Auto Business	554.4	540.9	2%

[1] The other businesses generated an underwriting profit of $1.0 million.

[2] Represents adjustments solely based on our corporate actuarial reviews.

[3] Includes insurance for motorcycles, recreational vehicles, mobile homes, watercraft, snowmobiles and similar items, as well as a personal umbrella product.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

September 2008
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $9,557.3)	$9,367.4
Equity securities:
Preferred stocks[2] (cost: $1,357.0)	1,310.9
Common equities (cost: $903.5)	1,322.6
Short-term investments (amortized cost: $733.8)	733.8

Total investments[3,4]	12,734.7
Net premiums receivable	2,584.8
Deferred acquisition costs	448.8
Other assets[3]	2,871.3

Total assets	$18,639.6

Unearned premiums	$4,499.2
Loss and loss adjustment expense reserves	6,146.3
Other liabilities[5]	1,558.4
Debt	2,175.1
Shareholders’ equity	4,260.6

Total liabilities and shareholders’ equity	$18,639.6

Common Shares outstanding	675.6
Shares repurchased – September	0
Average cost per share	$0
Book value per share	$6.31
Trailing 12-month return on average shareholders’ equity	.1%
Net unrealized pretax gains (losses) on investments[6]	$221.3
Increase (decrease) from August 2008	$275.8
Increase (decrease) from December 2007	$(494.1)
Debt-to-total capital ratio	33.8%
Fixed-income portfolio duration	2.8 years
Weighted average credit quality	AA
Year-to-date Gainshare factor	.73

[1] Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $255.3 million.

2 As of September 30, 2008, we held certain hybrid securities and recognized a change in fair value of $38.2 million as a realized loss during the period we held these securities.

[3] Total investments excludes $484.7 million of net unsettled security transactions, which are included in “other assets” in September.

[4] Includes $1.0 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance subsidiary of the holding company.

[5] Includes a net derivative liability (e.g., upfront cash received, collateral liability) of $67.0 million.

[6] See the “Monthly Commentary” for further discussion on the change in net unrealized pretax gains (losses) on investments.

Monthly Commentary

Operating Results

•

As discussed in the August release, September’s written premium growth rate partially reflects the timing of when certain renewal premiums were included in results under our fiscal calendar. Because we primarily write six-month policies and since February has only 28 or 29 days, August 30 and 31 have lower renewal activity. These last two days of August fell in fiscal September 2008, versus falling in fiscal August last year. As a result, it may be more meaningful to analyze written premium growth on a quarterly basis.

•

During September, we incurred an estimated $54.2 million of losses and loss adjustment expenses related to Hurricane Ike and $8.1 million related to Hurricane Gustav. These hurricanes impacted both Personal Lines ($58.0 million, split almost equally between our auto and special lines products) and Commercial Auto ($4.3 million). Through October 8, 2008, we incurred about 13,000 claims for these two storms and approximately 70% of these claims have been settled.

Investment Results

•

During September, we recognized $1.04 billion in net realized losses. We wrote down $1.1 billion in securities that were determined to have had an other-than-temporary decline in market value, primarily reflecting the continuing market-related issues associated with the disruption in the mortgage and other credit markets. We also recognized net gains from security sales in connection with our effort to reduce our exposure to common equities, as discussed below. Lastly, we generated net holding period gains on our derivative instruments during the month. The table below shows the components of our net realized losses for September.

(millions; pretax)		Comments

Other-than-temporary impairment losses:
Fixed maturities: Corporate debt	$(43.8)
Structured debt	(14.5)
Preferred stocks	(1,033.9)	Includes $690.5 million of losses that were included in net unrealized pretax gains (losses) on investments at August 31, 2008.
Common stocks	(8.7)

Subtotal	(1,100.9)

Gains (losses) on security sales:
Fixed maturities	(2.8)
Preferred stocks	(106.7)	See note 1 below for losses on specific issuers.
Common equities	140.1

Subtotal	30.6

Holding period gains (losses) on derivative positions:
Interest rate swaps	(.5)
Asset-backed credit default swaps	1.8
Corporate credit default swaps	50.8	Includes $29.6 million of gains on credit default swaps closed during the month. See note 2 below.
Hybrid preferred stocks	(21.6)

Subtotal	30.5

Total net realized gains (losses)	$(1,039.8)

Note 1: Includes losses on preferred stocks for the following issuers:
(millions)	September Sales	Year-to-date *
Fannie Mae	$12.8	$314.9
Freddie Mac	$63.4	$153.6
Washington Mutual	$10.3	$45.6
Lehman Brothers	$19.5	$34.2

* Includes losses from sales, as well as current and prior month write-downs; excludes gains on credit default swaps, as discussed in the table above.

Note 2: The following shows the gains on the credit default swaps closed during September:
(millions)	September Gains	Year-to-date Gains
Lehman Brothers	$22.3	$21.3
Washington Mutual	$7.3	$9.5 (during October we closed the remaining position for an inception-to-date gain of $9.1 million)

•

The following table lists our redeemable and nonredeemable preferred stock holdings as of September 30, 2008, for individual securities with a cost as of August 31, 2008 which exceeded 2% of total shareholders’ equity, and reports the September write-downs to fair value of these holdings.

(millions) Issuers	Cost August 31, 2008	% of Total Portfolio	September Write- downs	Fair value September 30, 2008[1]	% of Total Portfolio
Bank of America (includes Merrill Lynch)	$382.3		$190.0	$192.3
Wachovia	182.4		104.1	78.3
U. S. Bancorp	147.7		67.4	80.3
Fannie Mae	124.8		109.1	15.7
MetLife Inc.	122.6		64.9	57.7
HSBC USA Inc.	120.5		56.4	64.1
J. P. Morgan	109.6		20.7	88.9
Goldman Sachs	105.5		51.5	54.0
Morgan Stanley Dean Witter	100.0		58.0	42.0

Subtotal	1,395.4	9.4%	722.1	673.3	5.3%
Other preferred stocks[2,3] (36 issuers)	1,445.7	9.7%	311.8	1,111.8	8.7%
Hybrid preferred stocks (fair value)	77.0	.5%	na	55.4	.4%

Total preferred stocks	$2,918.1	19.6%	$1,033.9	$1,840.5	14.4%

1 Includes $1,310.9 million of redeemable preferred stocks and $529.6 million of nonredeemable preferred stocks.

2 Fair value includes $22.1 million of net unrealized losses not written down in September, which are reflected in other comprehensive income as part of shareholders’ equity.

3 The 36 issuers are in the following sectors: Financial-55%; Agency-0%; Industrial-33%; and Utility-12%.

na = not applicable

•

For each of the securities written down in September, we determined that either fundamental issues exist for the issuer or that it is not likely that a recovery in value will occur in the near term, thereby making the impairment loss other-than-temporary, as defined in applicable accounting pronouncements. A discussion of our “Critical Accounting Policy: Other-than-Temporary Impairment” can be found in Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included in our Annual Report on Form 10-K for the year ended December 31, 2007.

•

At September 30, 2008, we held credit default protection in the form of credit default swaps for 3-year to 5-year time horizons on debt issuances of nine different corporate issuers within the financial services sector, with an aggregate notional amount of $520 million. The credit default swaps open at month end generated $21.2 million of holding period gains during the month. We purchased this protection during the third quarter to reduce our overall financial service sector economic exposure given the heightened risk in the financial markets and our exposure to financial firms.

•

Also during the month, we sold a portion of our common stock portfolio, which generated net realized gains of $140.1 million. Our policy remains a target allocation of 75% to 100% for fixed-income securities, with the balance in common equities. Historically, we have maintained an investment allocation of about 85%:15%, fixed-income to common equity securities. We began to reduce our exposure to common equities at the end of September and continued into early October with a current allocation to common equities between 5% and 10%.

•	The table below shows the activity that impacted our net unrealized pretax gains (losses) in the portfolio during the month.

(millions)
Net unrealized gains (losses) at 8/31/08	$(54.5)
Additional net unrealized losses in September *	(764.0)
Net realized gains on securities	(61.1)
Other-than-temporarily impaired write-downs	1,100.9

Net unrealized gains (losses) at 9/30/08	$221.3

* Reflects the aggregate impact on book value and total return for September.

Since we maintain an available-for-sale portfolio, changes in the fair value of our securities are reflected as unrealized gains (losses) in accumulated other comprehensive income on a monthly basis. As a result, a portion of the write-downs recognized in net income in September had previously been recognized in other comprehensive income, and did not have a further impact on our shareholders’ equity, book value or investment total return. Therefore, only the net $764.0 million change during the month impacted shareholders’ equity, book value or total return.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle and personal watercraft policies, and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Private passenger auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit http://www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.